                                                                     EXHIBIT 3.1


                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2680009

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We, Joseph M. Tucci, President, and Paul T. Dacier, Assistant Clerk of EMC Corporation, located at 171 South Street, Hopkinton, Massachusetts 01748, certify that these Articles of Amendment affecting article numbered 3 of the Articles of Organization were duly adopted at a meeting held on May 9, 2001, by vote of 1,642,292,384 shares of Common Stock of 2,206,534,843 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


                                       WITH PAR VALUE STOCKS
                TYPE                       NUMBER OF SHARES                PAR VALUE
               COMMON                       3,000,000,000                     $.01
             PREFERRED                        25,000,000                      $.01

Change the total authorized to:


                                       WITH PAR VALUE STOCKS
                TYPE                       NUMBER OF SHARES                PAR VALUE
               COMMON                       6,000,000,000                     $.01
             PREFERRED                        25,000,000                      $.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:___________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 9th day of May, 2001.

/s/ Joseph M. Tucci, President

/s/ Paul T. Dacier, Assistant Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

------------------------------------------------------------------------

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $_________ having been paid, said article is deemed to have been filed with me this __________ day of _____________________, 20__.


Effective date:____________________________________________________________




                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH







                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                              Paul T. Dacier, Esq.
                       Vice President and General Counsel
                                 EMC Corporation
                                  171 South St.
                               Hopkinton, MA 01748
                             Telephone: 508-435-1000

                                           FEDERAL IDENTIFICATION NO. 04-2680009


                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH
              ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512


                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

         We, Joseph M. Tucci, President, and Paul T. Dacier, Assistant Clerk, of EMC Corporation located at 171 South Street, Hopkinton, Massachusetts 01748, do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on December 31, 1999 by a vote of the directors.


                                                                       ARTICLE I

                         The name of the corporation is:

                                 EMC Corporation


                                                                      ARTICLE II

               The purpose of the corporation is to engage in the following business activity(ies):

         1. To develop, manufacture and sell computer peripheral and enhancement equipment and related products and to engage in all other lawful business related thereto.

         2. To carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.


                                                                     ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:


          WITHOUT PAR VALUE                                  WITH PAR VALUE
----------------------------------------------------------------------------------------------
     TYPE           NUMBER OF SHARES           TYPE           NUMBER OF SHARES       PAR VALUE
----------------------------------------------------------------------------------------------
Common:                                      Common:           3,000,000,000           $.01
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Preferred:                                   Preferred:           25,000,000           $.01
----------------------------------------------------------------------------------------------


                                                                      ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                  The total number of shares of all classes of capital stock which the Company shall be authorized to issue is 3,025,000,000 shares, consisting of 3,000,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 25,000,000 shares of preferred stock, $.01 par value per share (the "Series Preferred Stock").

         Common Stock

                  The holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may be determined by votes of the directors pursuant to Article 4 hereof or as may otherwise be required by law, and each share of the Common Stock shall entitle the holder thereof to one vote.

                  The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the directors.

                  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock shall be entitled to receive the net assets of the Company, after the Company shall have satisfied or made provision for its debts and obligations and for payment to the holders of shares of any class or series having preferential rights to receive distributions of the net assets of the Company.

         Preferred Stock

                  The shares of Series Preferred Stock may be issued from time to time in one or more series. The directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series; provided, however, that if and to the extent that shares of any series have voting rights, such rights shall not be in excess of the greater of (i) one vote per share of such series or (ii) if the shares of such series are convertible into shares of Common Stock, such number of votes per share as equals the number of shares of Common Stock into which one share of such series is at the time of such vote convertible. The directors shall determine the number of shares constituting each series of Series Preferred Stock and each series shall have a distinguishing designation.


                                                                       ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

         None.


                                                                      ARTICLE VI

** Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                  (a) The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or joint venture or other arrangement with any corporation, association, trust, firm or individual.

                  (b) The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

                  (c) The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

                  (d) The directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by law or the bylaws requires action by the stockholders.

                  (e) Meetings of the stockholders may be held anywhere in the United States.

                  (f) No stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

                  (g) The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

                  (h) The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

                  (i) The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation, individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

                           (1) such contract, transaction or act shall not be in
                  any way invalidated or otherwise affected by that fact;

                           (2) no such director, officer, stockholder or
                  individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

                           (3) any such director of this corporation may be
                  counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

         provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

                  the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

                  the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation; and

                  the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of this corporation, or is constituted of the directors or officers of this corporation.


         To the extent permitted by law, the authorizing or ratifying vote of the holders of a majority of the shares of each class of the capital stock of this corporation outstanding and entitled to vote for directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof, with regard to all stockholders of this corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this corporation; provided, however, that

                           A. with respect to the authorization or ratification
                  of contracts, transactions or acts in which any of the directors, officers or stockholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

                           B. the stockholders so voting shall have made any
                  findings required by law;

                           C. stockholders so interested may vote at any such
                  meeting except to the extent otherwise provided by law; and

                           D. any failure of the stockholders to authorize or
                  ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

                  No contract, transaction or act shall be avoided by reason of any provision of this paragraph (i) which would be valid but for such provision or provisions.

                  (j) The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

                  (k) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent, and only to the extent, required by Section 13(b) (1 1/2) or any successor provision of the Massachusetts Business Corporation Law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of the Massachusetts Business Corporation Law, or
         (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of this
         Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                                                     ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.


                                                                    ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:

         171 South Street, Hopkinton, Massachusetts  01748

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                             NAME              RESIDENTIAL ADDRESS             POST OFFICE ADDRESS
                             ----              -------------------             -------------------
     President:        Joseph M. Tucci         10 Mountain Laurel Drive      c/o EMC Corporation
                                               Nashua, NH 03062              171 South St., Hopkinton, MA
                                                                             01748

     Treasurer:        Colin G. Patteson       5 Elizabeth Road              c/o EMC Corporation
                                               Hopkinton, MA  01748          171 South St., Hopkinton, MA
                                                                             01748

     Clerk:            Thomas J. Dougherty     247 Adams Street              c/o EMC Corporation
                                               Milton, MA  02186             171 South St., Hopkinton, MA
                                                                             01748

     Directors:        Michael C. Ruettgers    453 Bedford Road              c/o EMC Corporation
                                               Carlisle, MA  01741           171 South St., Hopkinton, MA
                                                                             01748

                       Michael J. Cronin       19 Wight Street               c/o EMC Corporation
                                               Medfield, MA  02052           171 South St., Hopkinton, MA
                                                                             01748

                       John R. Egan            22 Old Farm Road              c/o EMC Corporation
                                               Hopkinton, MA  01748          171 South St., Hopkinton, MA
                                                                             01748

                       Maureen Egan            8 Queen Anne Road             c/o EMC Corporation
                                               Hopkinton, MA  01748          171 South St., Hopkinton, MA
                                                                             01748

                       W. Paul Fitzgerald      27 Seacrest Drive             c/o EMC Corporation
                                               Orleans, MA  02653            171 South St., Hopkinton, MA
                                                                             01748

                       Joseph F. Oliveri       13 Steel Road                 c/o EMC Corporation
                                               Hopedale, MA  01747           171 South St., Hopkinton, MA
                                                                             01748

                       Richard J. Egan         8 Queen Anne Road             c/o EMC Corporation
                                               Hopkinton, MA  01748          171 South St., Hopkinton, MA
                                                                             01748

                       Alfred M. Zeien         300 Boylston Street, #1104    c/o EMC Corporation
                                               Boston, MA 02116              171 South St., Hopkinton, MA
                                                                             01748

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

              December

d. The name and business address of the resident agent, if any, of the corporation is:

              CT Corporation, 2 Oliver Street, Boston, Massachusetts  02109

         ** We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

              None.

SIGNED UNDER THE PENALTIES OF PERJURY, this 1st day of February, 2000.

/s/ Joseph M. Tucci

    Joseph M. Tucci
    President


/s/ Paul T. Dacier

    Paul T. Dacier
    Assistant Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

================================================================================


                 I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $___________ having been paid, said articles are deemed to have been filed with me this _____ day of ____________, 1999.




                 EFFECTIVE DATE: _____________________________




                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH




                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                         Paul T. Dacier
                         Vice President and General Counsel
                         EMC Corporation
                         171 South Street, Hopkinton, MA  01748

                         Telephone:  (508) 435-1000